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[LOGO OF AIRTOUCH COMMUNICATIONS]                        VOTE BY TELEPHONE
                                                   24 HOURS A DAY, 7 DAYS A WEEK

               TELEPHONE
              800-650-3514

                                                               MAIL

Use any touch-tone telephone to vote your      Mark, sign and date your proxy
proxy. Have your proxy card in hand when       card and return it in the
you call. You will be prompted to enter your   postage-paid envelope we have
control number, located in the box below,      provided.
and then follow the simple directions.

                                                  Your telephone vote authorizes
                                                  the named proxies to vote your
                                                  shares in the same manner as
                                                  if you marked, signed and
                                                  returned the proxy card.

                                               ---------------------------------
                                               If you have submitted your proxy
                                               by telephone there is no need for
                                               you to mail back your proxy.
                                               ---------------------------------

                                                         CONTROL NUMBER FOR
CALL TOLL-FREE TO VOTE - IT'S FAST AND CONVENIENT         TELEPHONE VOTING
               800-650-3514


                      DETACH PROXY CARD HERE IF YOU ARE NOT
                               VOTING BY TELEPHONE

--------------------------------------------------------------------------------
            PLEASE DETACH HERE
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope
--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS OF AIRTOUCH COMMUNICATIONS, INC. RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Approval and Adoption of the Agreement and Plan of Merger, dated as of January 15, 1999, among Vodafone Group Public Limited Company, an English public limited company ("Vodafone"), AirTouch Communications, Inc., a Delaware corporation ("AirTouch"), and Apollo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vodafone.

                       FOR       AGAINST       ABSTAIN

                       / /         / /           / /

2. Approval and adoption of the Amended and Restated Agreement and Plan of Merger, dated as of April 16, 1999, between AirTouch and AirTouch Merger Sub, Inc., a wholly owned subsidiary of AirTouch.

                       FOR       AGAINST       ABSTAIN

                       / /         / /           / /


3. Address procedural matters that may properly come before the special meeting or any adjournment or postponement of the special meeting.


    I PLAN TO ATTEND                       ADDRESS CHANGE AND/OR
    THE MEETING.          / /              COMMENTS MARK HERE       / /

This proxy should be dated, signed by the stockholder as his or her name appears below, and returned promptly in the enclosed envelope. Joint owners should each sign personally, and trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Dated: __________________________________________________________________, 1999

_______________________________________________________________________________
                           Signature of Stockholder

_______________________________________________________________________________
                           Signature of Stockholder

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY      VOTES MUST BE INDICATED
CARD PROMPTLY IN THE ENCLOSED ENVELOPE.          (X) IN BLACK OR BLUE INK. /X/

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                            YOUR VOTE IS IMPORTANT!
                        YOU CAN VOTE IN ONE OF TWO WAYS:

1. Call TOLL FREE 1-800-650-3514 on a touch tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      OR

2. Mark, sign and date your proxy card and return it promptly in the enclosed postage-paid envelope.


                                  PLEASE VOTE





                              fold and detach here
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                          AIRTOUCH COMMUNICATIONS, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AIRTOUCH COMMUNICATIONS, INC. FOR USE AT THE SPECIAL MEETING OF
                     STOCKHOLDERS TO BE HELD ON MAY 28, 1999

     The undersigned holder of shares of common stock, par value $0.01 per share, of AirTouch Communications, Inc. ("AirTouch" and such shares, the "Common Stock") and/or shares of 6.00% Class B mandatorily convertible preferred stock, Series 1996, par value $0.01 per share, of AirTouch (the "Class B Preferred Stock") hereby appoints Sam L. Ginn and Margaret G. Gill and each of them, as proxies of the undersigned, with full power of substitution and resubstitution, to represent and vote as set forth herein all of the shares of the Common Stock of AirTouch and/or shares of the Class B Preferred Stock of AirTouch held of record by the undersigned on April 13, 1999 at the special meeting of stockholders to be held on May 28, 1999, starting at 8:00 a.m., local time, and at any and all postponements and adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" BOTH PROPOSALS SET FORTH ON THE OTHER SIDE OF THIS PROXY AND OTHERWISE IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY PROCEDURAL MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

     ALL PROXIES PREVIOUSLY GIVEN WITH RESPECT TO THE SHARES COVERED HEREBY ARE HEREBY REVOKED.

     IF THE UNDERSIGNED IS A PARTICIPANT IN THE AIRTOUCH RETIREMENT PLAN (THE "PLAN") AND THIS PROXY CARD IS RECEIVED ON OR PRIOR TO 5:00 P.M., EASTERN TIME ON MAY 26, 1999, THEN THIS CARD ALSO PROVIDES VOTING INSTRUCTIONS TO THE TRUSTEE OF SUCH PLAN TO VOTE THE UNDERSIGNED'S SHARES HELD IN ITS ACCOUNT(S) AS SPECIFIED ON THE REVERSE SIDE OF THIS CARD. IF THE UNDERSIGNED IS A PARTICIPANT IN THE PLAN AND THIS CARD IS NOT RECEIVED BY 5:OO P.M., EASTERN TIME ON MAY 26, 1999, THEN THE TRUSTEE WILL VOTE THE UNDERSIGNED'S
PLAN ACCOUNT SHARES IN PROPORTION
TO THE VOTES OF THE OTHER                    AIRTOUCH COMMUNICATIONS,INC.
PARTICIPANTS IN THE PLAN FOR WHICH           P.O. BOX 11466
VOTING INSTRUCTIONS HAVE BEEN RECEIVED,      NEW YORK, N.Y. 10203-0466
UNLESS TO DO SO WOULD BE INCONSISTENT
WITH THE TRUSTEE'S DUTIES.

(CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)